EXHIBIT A

                      ELLISBURG-LEIDY NORTHEAST HUB COMPANY
                                INCOME STATEMENT
                                   (UNAUDITED)

                                                         Three Months Ended
                                                         September 30, 1998
                                                         ------------------

Revenues
  Wheeling/Transportation Fees                                $       -
  Other                                                               -
                                                              ---------

                                                                      -

Cost of Sales
  Wheeling/Transportation                                             -
  Other                                                               -
                                                               --------

                                                                      -

Gross Margin                                                          -

General & Administrative
  Allocation                                                     28,812
                                                               --------

Net Income (Loss)                                              $(28,812)
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